Exhibit 99.1
Company contacts:
Lance Kintz
Brian D. Parrish
(505) 464-7777
FOR IMMEDIATE RELEASE:
INN OF THE MOUNTAIN GODS RESORT AND CASINO ANNOUNCES OPERATING
RESULTS FOR FIRST QUARTER ENDED JULY 31, 2006
     MESCALERO, NM —September 14, 2006 — Inn of the Mountain Gods Resort and Casino (“IMGRC”) today reported revenue of $32.2 million, EBITDA(1) of $10.3 million and a Net Loss of $0.9 million for its first quarter ended July 31, 2006.
     Net income for the quarter improved $4.8 million or 85% from the prior year, primarily as a result of improved operational efficiency.
     Net revenue increased $1.6 million or 5%, from the same period of the prior year. Only fuel sales driven by much higher gas pricing exceeded year ago levels. Gaming net revenues decreased $1.3 million, down 6% from the comparable prior period; food and beverage revenues decreased $.01 million, or 0.2% from the comparable prior period; hotel revenues increased $0.8 million over a year ago. Recreation and other revenues for the 2006 period increased $1.5 million, or 47%, from July 31, 2005 due to increased fuel cost at the convenience store and truck stop.
     Gaming slot drop fell $6.3 million, and table drop fell $1.9 million from the same period a year ago, which included strong grand opening of the new resort results. Hold percentages for both slot and tables continue to hold or improve over last year, yielding flat net revenue even with the slight reduction in drop.
     Operationally, IMGRC is recognizing the financial benefits of its restructuring work, begun in October 2005, predominately in the areas of labor, vendor, and cost management.
     Construction and warranty work on IMGRC’s new resort, which opened March 2005, have been completed, signed off, and funds disbursed as of August 17, 2006, other than several minor subcontractors’ payments whose work has been completed and signed off, but demands have not been made.
     Unrestricted cash fell $7.2 million from a year ago, and $3.8 million from the previous quarter. Last year’s bond coupon payment had been made from its restricted accounts, as opposed to the May 2006 $12.0 million payment made out of unrestricted, operating cash.
     As of the date of this press release, IMGRC, an unincorporated enterprise of the federally recognized Mescalero Apache Tribe (the “Tribe”), along with the Tribe and a local bank, have agreed on the terms of a $5 million revolving credit facility for the Tribe, in which IMGRC could, in turn, receive additional capital contributions from the Tribe if any liquidity needs arise.
     IMGRC, as reported in its Form 10-Q for the quarter ended July 31, 2006, expects to continue to disclose material weaknesses in its reporting and controls.
     IMGRC posted the following results for the fiscal quarter ended July 31, 2006:
     Net Gaming revenues decreased $1.3 million, or 6%, to $20.7 million for the quarter ended July 31, 2006 from $22.0 million for the quarter ended July 31, 2005. Slot revenues decreased to approximately $19.5 million for the quarter ended July 31, 2006 from $19.8 million for the quarter ended July 31, 2005, a decrease of $0.3 million, or 1.9%. Gross slot win per unit, per day was $141 for the quarter ended July 31, 2006 compared to $145 for the quarter ended July 31, 2005; the weighted average number remained the same at 1,502 for the quarter ended July 31,

2006 and the quarter ended July 31, 2005. Table games revenue decreased $0.1 million, or 4%, to $2.8 million for the quarter ended July 31, 2006 from $2.9 million for the quarter ended July 31, 2005. Daily Net Win per Table for the quarter ended July 31, 2006 was $697 as compared to $593 for the same period a year ago.
     Hotel revenues for the quarter ended July 31, 2006 were $3.7 million and the quarter ended July 31, 2005 saw revenues increase $0.8 million to $2.9 million. Although occupancy rates averaged 70% for the quarter ended July 31, 2006, down from the same period a year ago, the average daily rate increased to $209 for the quarter ended July 31, 2006. Revenue per available room was $147 for the quarter ended July 31, 2006.
     Recreation and other revenues increased $1.5 million, or 47%, to $4.7 million for the quarter ended July 31, 2006 compared to $3.2 million for the quarter ended July 31, 2005, due to a substantial increase in fuel costs.
     Income from operations increased $4.7 million, or 439.9%, to $5.8 million for the quarter ended July 31, 2006 from $1.1 million for the quarter ended July 31, 2005. The prior year included significant adjustments.
     As of July 31, 2006 and July 31, 2005, we had cash and cash equivalents (net of amounts in restricted accounts) of $13.0 million and $16.8 million, respectively. Our principal uses of liquidity for the quarter ended July 31, 2006 were cash used in financing activities of $2.1 million, $1.7 million used in operations and $0.0 million used in investing activities.
     Cash used in operating activities was $1.7 million, a $5.6 million improvement over the previous year, as a result of improved profitability.
     No cash was used in investing activities for the quarter ended July 31, 2006, an improvement of $9.6 million from the three months ended July 31, 2005, during which we completed paying for the construction of our new Resort.
     Cash used from financing activities for the quarter ended July 31, 2006 was $2.1 million, consisting of $0.8 million payments on debt, and $1.2 million distributed to the Tribe. During the three months ended July 31, 2005, $23.3 million was provided from financing activities reflecting releases of restricted cash and new leases to pay for construction costs.
     Total operating expenses decreased $3.2 million to $26.4 million for the quarter ended July 31, 2006 from $29.6 million for the quarter ended July 31, 2005 due to a decrease in labor costs, food and beverage costs partially offset by an increase in fuel costs. The quarter ended July 31, 2005 included significant general and administrative adjustments.
     Food and beverage expenses decreased $1.2 million, or 24%, to $3.9 million for the quarter ended July 31, 2006 from $5.1 million for the quarter ended July 31, 2005. Food and beverage labor costs fell $0.7 million and COGS sold fell $0.5 million as a result of improved labor, vendor, and inventory management. Loss on food, year over year fell 33% to 13%.
     Hotel expenses decreased to $1.3 million for the quarter ended July 31, 2006 from $1.4 million for the quarter ended July 31, 2005. The Hotel is running at a 64% profit for the quarter ended July 31, 2006, up 13% from a year ago.
     Recreation and other costs increased $1 million, or 33.5%, to $3.9 million for the quarter ended July 31, 2006 from $2.9 million for the quarter ended July 31, 2005 due to a $0.8 million increase in fuel costs. Gross profit on fuel is 11% for the quarter ended July 31, 2006 and fuel makes up 55% of all recreation and other expenses.
     Marketing and advertising costs increased $0.2 million to $2.5 million for the quarter ended July 31, 2006 from $2.3 million for the quarter ended July 31, 2005.
     General and administrative expenses decreased $2.8 million, or 39%, to $4.4 million for the quarter ended July 31, 2006 from $7.2 million for the quarter ended July 31, 2005.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
INVESTOR INFORMATION SUMMARY
(unaudited)

	Q1 FY 06	Q2 FY 06	Q3 FY 06	Q4 FY 06	Q1 FY 07	Q1 FY 06 v Q1 FY 07
Occupancy	75%	74%	52%	60%	70%	-5%
ADR	$156	$177	$171	$165	$209	$53
Hotel Revenue	$2,912	$3,264	$2,266	$2,418	$3,690	$778
Hotel Gross Profit %	18%	20%	19%	19%	36%	18%

Slot Drop	$265,094	$249,211	$223,393	$219,992	$258,783	$(6,311)
Gross Slot Revenue	$19,121	$18,738	$14,691	$15,015	$19,468	$347
Gross Win Per Day Per Machine	$144	$136	$115	$122	$141	$(3)
Hold Percent	7%	7%	7%	7%	7%	0%

Table Drop	$16,161	$14,724	$10,958	$10,353	$14,238	$(1,923)
Gross Table Game Revenue	$2,906	$2,303	$2,482	$2,590	$3,012	$106
Gross Win Per Day Per Table	$593	$458	$500	$542	$697	$104
Hold Percent	16%	13%	20%	22%	21%	5%
Gross Gaming Revenue	$22,752	$21,041	$18,353	$18,842	$22,480	$(272)
Gaming Gross Profit %	80%	77%	78%	77%	80%	0%

Recreation and Other	$638	$1,864	$1,821	$1,214	$799	$161
Recreation and other Gross Profit %	19%	49%	45%	38%	38%	19%

Retail Revenue	$2,531	$3,832	$2,251	$2,430	$3,875	$1,344
Retail GP	$140	$1,323	$208	$171	$461	$321
Retail Gross Profit %	6%	35%	9%	7%	12%	6%

Food, Beverage and Banquet Revenue	$3,461	$3,426	$2,858	$2,508	$3,449	$(12)
F&B GP	$(1,687)	$(1,121)	$(234)	$(942)	$(435)	$1,252
F&B Gross Profit %	-49%	-33%	-8%	-38%	-13%	36%

Net Revenue	$30,628	$31,258	$25,683	$25,882	$32,181	$1,553
FTE’s	1,240	1,025	925	908	951	(289)
Division (Direct expenses)	$13,766	$13,750	$11,007	$11,525	$13,594	$(172)
Marketing, G&A, Shared Services, and Pre-opening costs	$11,027	$10,592	$7,493	$11,043	$8,150	$(2,877)
Depreciation	$4,765	$4,067	$4,465	$4,491	$4,511	$(254)
Operating Expenses	$29,559	$28,410	$22,955	$27,059	$26,255	$(3,304)
Operating Income (Loss)	$1,069	$2,848	$2,728	$(1,177)	$5,926	$4,857
EBITDA	$5,531	$6,686	$7,164	$3,347	$10,280	$4,567
Net Income	$(5,666)	$(4,093)	$(4,616)	$(6,891)	$(837)	$4,829
Operating Income (Loss) % of net revenue	3.5%	9.1%	10.6%	-4.5%	18.4%	15%
EBITDA % of net revenue	18.1%	21.4%	27.9%	12.9%	31.9%	13%

Direct/Divisional Profit % of net revenue	55%	56%	57%	55%	54%	-1%

Unrestricted Cash	$16,162	$19,441	$13,799	$16,358	$12,970	$(3,192)
Total Cash	$44,508	$47,872	$34,907	$34,530	$31,197	$(13,311)

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	July 31, 2006	April 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$12,970	$16,768
Restricted cash and cash equivalents	18,228	18,172
Other- A/R, Inventory and Prepaids	2,993	1,748

Total current assets	33,491	36,688
Property and equipment, net	225,166	228,934
Deferred Financing costs	7,290	7,696
Other assets, net	50	42

Total assets	$265,997	$273,360

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,970	$2,607
Construction Payable	2,275	2,275
Accrued Interest	5,200	11,200
Other accrued expenses and deposits	12,320	11,133
Current portion of long-term debt	4,295	3,250

Total current liabilities	26,060	30,465
Long-term debt	210,654	211,530

Total liabilities	236,714	241,995
Shareholders’ equity	29,283	31,365

Total liabilities and shareholders’ equity	$265,997	$273,360

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(in thousands; unaudited)

	July 31, 2006	July 31, 2005
Gaming revenue, net	$20,703	$22,027
Hotel Revenue, net	3,690	2,911
Food and Beverage revenue	3,449	3,457
Recreation and other	4,673	3,178
Promotional Allowances	334	945

Net Revenue	32,181	30,628
Gaming expenses	4,684	4,388
Hotel expenses	1,334	1,426
Food and Beverage expense	3,884	5,052
Recreation and other	3,872	2,902
Marketing, G&A, Shared Services	8,127	11,026
Depreciation	4,511	4,765

Total operating expenses	26,412	29,559
Operating income	5,769	1,069
Net interest and other (expense) income	(6,606)	(6,735)

Net income	$(837)	$(5,666)

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of	As of
	July 31, 2006	April 30, 2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,970,144	$16,768,372
Restricted cash and cash equivalents	18,227,531	18,171,534
Accounts receivable, net of allowance for doubtful accounts	853,617	565,420
Inventories	697,876	809,789
Prepaid expenses	741,595	372,774

Total current assets	33,490,763	36,687,889

NON CURRENT ASSETS:
Property, plant and equipment,	301,063,190	300,320,136
Accumulated depreciation and amortization	(75,896,761)	(71,385,662)

Property, plant and equipment, net	225,166,429	228,934,474
Deferred financing cost	7,289,586	7,695,897
Other long-term assets	50,000	42,003

Total assets	$265,996,778	$273,360,263

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable and other short-term liabilities	$1,970,306	$2,606,670
Construction accounts payable	2,274,874	2,274,874
Accrued expenses	11,350,762	10,760,344
Accrued interest	5,200,000	11,200,000
Deposits and advance payments	969,548	372,470
Current portion of long-term debt	4,294,676	3,250,329

Total current liabilities	26,060,166	30,464,687

NON CURRENT LIABILITIES:
Long-term debt, net of current portion	210,653,475	211,530,149

Total liabilities	236,713,641	241,994,836

COMMITMENTS AND CONTINGENCIES (Note 10)

EQUITY:
Contributed capital	51,388,249	52,633,096
Retained Earnings (deficit)	(22,105,112)	(21,267,669)

Total equity	29,283,137	31,365,427

Total liabilities and equity	$265,996,778	$273,360,263

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended	Three Months Ended
	July 31, 2006	July 31, 2005
Revenues:
Gaming	$20,702,932	$22,027,349
Hotel	3,689,635	2,911,685
Food and Beverage	3,449,483	3,456,576
Recreation and other	4,673,607	3,178,444

Gross Revenue	32,515,657	31,574,054

Less-Promotional Allowances	334,465	945,570

Net Revenue	32,181,192	30,628,484

Operating Expenses
Gaming	4,684,452	4,387,818
Hotel expenses	1,334,204	1,425,997
Food and beverage	3,884,054	5,051,823
Recreation and other	3,872,377	2,901,636
Marketing and Advertising	2,517,383	2,284,675
General and administrative	4,412,787	7,206,324
Health Insurance – Medical	530,986	516,541
Mescalero Apache Telecom	64,536	57,626
Tribal Regulatory Fees	600,000	962,294
Depreciation and amortization	4,511,099	4,765,225

Total Operating Expenses	26,411,878	29,559,959

Operating Income (Loss)	5,769,314	1,068,525

Other Income (Expense)
Interest Income	81,998	174,783
Interest Expense	(6,688,173)	(6,607,147)
Other expense	(582)	(302,444)

Total Other Income (expense)	(6,606,757)	(6,734,808)

Net loss	$(837,443)	$(5,666,283)

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended July 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(837,443)	$(5,666,283)

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,191,638	5,285,048
Changes in assets and liabilities:
Disposal fixed assets	7,439	—
Restricted cash and cash equivalents	—	340,742
Accounts receivable, net of allowance	(288,197)	(304,020)
Inventories	111,913	223,840
Prepaid expenses	(368,821)	571,549
Other long-term assets	(7,997)	(53,055)
Accounts payable	(636,364)	(760,976)
Accrued expenses	1,187,496	(961,344)
Accrued interest payable	(6,000,000)	(5,967,179)

Net cash used in operating activities	(1,640,336)	(7,291,678)

Cash flows from investing activities:
Purchase of property, plant and equipment	(40,781)	(9,905,741)
Construction accounts payable	—	286,956

Net cash used in investing activities	(40,781)	(9,618,785)

Cash flows from financing activities:
Cash held for construction payments	(55,997)	11,167,345
Principal borrowings (payments) on long-term debt	(816,267)	14,478,673
Distributions to Mescalero Apache Tribe	(1,244,847)	(2,308,800)

Net cash provided by financing activities	(2,117,111)	23,337,218

Net increase (decrease) in cash and cash equivalents	(3,798,228)	6,426,755

Cash and cash equivalents, beginning of year	16,768,372	13,718,521

Cash and cash equivalents, end of year	$12,970,144	$20,145,276

Supplemental cash flow information:
Cash paid for interest	$12,688,173	$12,136,517

Non-cash investing and financing activities:
Property, plant and equipment acquired through capital lease	$983,940	$422,850

     (1) IMGRC defines EBITDA as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian nation and is not subject to federal or state income tax. Below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income (in thousands):

			Quarter Ended
	Q1 FY 06	Q2 FY 06	Q3 FY 06	Q4 FY 06	Q1 FY 07
Net income	$(5,666)	$(4,093)	$(4,616)	$(6,891)	$(837)
Interest expense (income), net	6,432	6,712	7,324	5,747	6,606
Depreciation and amortization	4,765	4,067	4,456	4,491	4,511

EBITDA	$5,531	$6,686	$7,164	$3,347	$10,280

IMGRC cautions you that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers because not all issuers and analysts calculate EBITDA in the same manner. EBITDA is presented in this press release because management believes it is a useful supplement to income from operations and cash provided by operating activities in understanding cash flows available for debt service, capital expenditures and Tribal distributions. Accordingly, IMGRC’s management utilizes EBITDA along with net income, income from operations and other GAAP measures in evaluating its operations and performance. EBITDA should not be considered as an alternative measure of IMGRC’s net income, income from operations, cash flow or liquidity. EBITDA is not a measurement of financial performance or liquidity in accordance with GAAP. Although IMGRC believes EBITDA enhances an understanding of its financial condition and results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP financial measures (e.g., income from operations, net revenues, cash provided by operating activities) conventionally computed in accordance with GAAP.
ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO
     IMGRC is a business enterprise of the Mescalero Apache Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Mescalero Apache Tribe including Casino Apache Travel Center, Ski Apache and IMGRC’s new resort, which opened on March 15, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.
NON-GAAP FINANCIAL MEASURES
     In this press release, IMGRC makes references to EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.
     EBITDA provides an additional way to view IMGRC’s operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC’s past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because EBITDA excludes certain items that may not be indicative of IMGRC’s operating results; (iii) measures that are comparable to EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC uses EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.
     The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC’s performance) or cash flows provided by operating activities (as an indicator of IMGRC’s liquidity), nor should it be considered as an indicator of IMGRC’s overall financial performance. EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC’s results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization and interest expense excluded in the calculation of EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of EBITDA to net income is included in the selected financial information that accompanies this press release.
CONFERENCE CALL
     IMGRC will discuss its quarterly results during a conference call at 3:00 pm (EST) on Friday, September 15, 2006. The call can be accessed via telephone by dialing 877-704-5385. Interested parties should call at least ten minutes prior to the start of the conference call to register. You can access a live broadcast of the call by visiting IMGRC’s website at www.innofthemountaingods.com. Interested parties will be able to access a replay of the conference call by visiting IMGRC’s website anytime within the next 60 days.
FORWARD-LOOKING STATEMENTS
     Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” “scheduled,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in IMGRC’s Quarterly Report on Form 10-Q for its fiscal quarter ended July 31, 2006, filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2006. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.